As filed with the Securities and Exchange Commission on February 24, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DigitalOcean Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware		45-5207470
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

105 Edgeview Drive, Suite 425 Broomfield, Colorado 80021 (646) 827-4366
(Address of principal executive offices) (Zip code)

DigitalOcean Holdings, Inc. 2021 Equity Incentive Plan DigitalOcean Holdings, Inc. 2021 Employee Stock Purchase Plan
(Full titles of the plans)

Padmanabhan Srinivasan Chief Executive Officer DigitalOcean Holdings, Inc. 105 Edgeview Drive, Suite 425 Broomfield, Colorado 80021 (646) 827-4366
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Raquel Fox Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington D.C. 20005 (202) 371-7000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, DigitalOcean Holdings, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 4,597,380 additional shares of its common stock under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 Plan on January 1, 2026, and (ii) 919,476 additional shares of its common stock under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 ESPP on January 1, 2026. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

These shares of common stock are additional securities of the same class as other securities for which the Registration Statements on Form S-8 were previously filed with the Commission (File Nos. 333-255413, 333-255440, 333-269958, 333-277221, and 333-285181) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such Prior Registration Statements are modified or supplemented, as the case may be, as set forth in this Registration Statement.

PART II

ITEM 8.        EXHIBITS

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of the Registrant.	10-K	001-40252	3.1	February 24, 2026
3.2	Amended and Restated Bylaws of the Registrant.	10-Q	001-40252	3.1	November 2, 2023
4.1	Form of Common Stock Certificate.	S-1	333-253483	4.1	February 25, 2021
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1	DigitalOcean Holdings, Inc. 2021 Equity Incentive Plan.	S-1/A	333-253483	10.3	March 15, 2021
10.2	Form of Option Agreement, Notice of Stock Option Grant and Exercise Notice under 2021 Equity Incentive Plan.	S-1/A	333-253483	10.3.1	March 15, 2021
10.3	Form of Restricted Stock Unit Award Agreement under 2021 Equity Incentive Plan.	S-1/A	333-253483	10.3.2	March 15, 2021
10.4	DigitalOcean Holdings, Inc. 2021 Employee Stock Purchase Plan.	S-1/A	333-253483	10.4	March 15, 2021
23.1*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers, LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on February 24, 2026.

DIGITALOCEAN HOLDINGS, INC.
By:	/s/ Padmanabhan Srinivasan
Name:	Padmanabhan Srinivasan
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Padmanabhan Srinivasan and W. Matthew Steinfort, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Padmanabhan Srinivasan	Chief Executive Officer and Director	February 24, 2026
Padmanabhan Srinivasan	(Principal Executive Officer)

/s/ W. Matthew Steinfort	Chief Financial Officer	February 24, 2026
W. Matthew Steinfort	(Principal Financial Officer)

/s/ Cherie Barrett	Chief Accounting Officer	February 24, 2026
Cherie Barrett	(Principal Accounting Officer)

/s/ Warren Adelman	Director	February 24, 2026
Warren Adelman

/s/ Pratima Arora	Director	February 24, 2026
Pratima Arora

/s/ Warren Jenson	Director	February 24, 2026
Warren Jenson

/s/ Pueo Keffer	Director	February 24, 2026
Pueo Keffer

/s/ Hilary Schneider	Director	February 24, 2026
Hilary Schneider